                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


                                 AUDIBLE, INC.
                               -----------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                       22-3407945
----------------------------------------                  ----------------
(State of incorporation or organization)                  (I.R.S. Employer
                                                        Identification No.)

   65 Willowbrook Boulevard, Wayne, NJ                          07470
------------------------------------------                  -----------
 (Address of principal executive offices)                    (Zip Code)


  If this form relates to the registration of a registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective
  pursuant to General Instruction A.(c), check the following   box. [X]


  If this form relates to the class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(d),
  check the following   box. [ ]

Securities Act registration statement file number to
which this form relates:                               333-76985
                                                       ---------

(Securities to be registered pursuant to Section 12(b) of the Act):

  Title of each class                           Name of each exchange on which
  to be so registered                           each class is to be registered

          None                                               None
          ----                                               ----

  Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.01 Par Value
                         ----------------------------
                               (Title of class)

Item 1:  Description of Registrant's Securities to be Registered

  The description of the Common Stock of the Registrant, par value $.01 per share, registered hereby is incorporated by reference to the description of the Registrant's Capital Stock set forth under the heading "Description of Our Capital Stock" in the Registrant's Amendment No. 3 to the Company's Registration Statement on Form S-1 (SEC File No. 333-76985) ("Amendment No. 3"), as filed with the Securities and Exchange Commission on June 16, 1999, any amendments to such Amendment No. 3 filed subsequently thereto and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.


Item 2:    Exhibits

  The following exhibits are filed as part of this Registration Statement:

   3.1.1*   Restated Certificate of Incorporation of the Registrant, dated March 31, 1997
   3.1.2*   Certificate of Amendment of Certificate of Incorporation, dated July 22, 1997
   3.1.2*   Certificate of Amendment of Certificate of Incorporation, dated February 25, 1998
   3.1.3*   Certificate of Amendment of Certificate of Incorporation, dated December 18, 1998
   3.1.3.1  Certificate of Amendment of Certificate of Incorporation, dated April 23, 1999
   3.1.4*   Certificate of Amendment of Certificate of Incorporation, dated June 16, 1999
    3.2 *   Form of Amended and Restated Certificate of Incorporation of the Registrant.
    3.3 *   Bylaws of the Registrant
  3.3.1 *   Amendment No. 1 to Bylaws of the Registrant, dated March 17, 1998
    3.4 *   Form of Amended and Restated Bylaws of the Registrant.
    4.1 *   Specimen stock certificate for shares of Common Stock of the
            Registrant.
  10.14 *   Amended and Restated Registration Rights Agreement, dated February
            26, 1998, by and among the Registrant and certain stockholders named therein
  10.14.1*  Amendment No. 1 to Amended and Restated Registration Rights
            Agreement dated December 18, 1998 (relating to Exhibit 10.14)
  10.14.2*  Amendment No. 2 to Amended and Restated Registration Rights
            Agreement dated June 16, 1999 (relating to Exhibit 10.14)
---------------
  *         Incorporated by reference to the Registrant's Registration Statement on Form S-1 (SEC File No. 333-76985).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        AUDIBLE, INC.


Date: June 28, 1999                     By:  /s/ Andrew J. Huffman
                                           -------------------------
                                           Andrew J. Huffman
                                           President and Chief Executive Officer

                                 Exhibit Index

Exhibit No.                                      Description
-----------  -----------------------------------------------------------------------------------

     3.1.1*  Restated Certificate of Incorporation of the Registrant, dated March 31, 1997
     3.1.2*  Certificate of Amendment of Certificate of Incorporation, dated July 22, 1997
     3.1.2*  Certificate of Amendment of Certificate of Incorporation, dated February 25, 1998
     3.1.3*  Certificate of Amendment of Certificate of Incorporation, dated December 18, 1999
     3.1.3.1 Certificate of Amendment of Certificate of Incorporation, dated April 23, 1999
     3.1.4*  Certificate of Amendment of Certificate of Incorporation, dated June 16, 1999
      3.2 *  Form of Amended and Restated Certificate of Incorporation of the Registrant.
      3.3 *  Bylaws of the Registrant
    3.3.1 *  Amendment No. 1 to Bylaws of the Registrant, dated March 17, 1998
      3.4 *  Form of Amended and Restated Bylaws of the Registrant.
      4.1 *  Specimen stock certificate for shares of Common Stock of the
             Registrant.
    10.14 *  Amended and Restated Registration Rights Agreement, dated
             February 26, 1998, by and among the Registrant and certain stockholders named therein
  10.14.1 *  Amendment No. 1 to Amended and Restated Registration Rights
             Agreement dated December 18, 1998 (relating to Exhibit 10.14)
  10.14.2 *  Amendment No. 2 to Amended and Restated Registration Rights
             Agreement dated June 16, 1999 (relating to Exhibit 10.14)
--------------
  *          Incorporated by reference to the Registrant's Registration
             Statement on Form S-1 (SEC File No. 333-76985).

                                 AUDIBLE, INC.



                                 June 28, 1999

VIA EDGAR
---------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

     Re:  Audible, Inc. (the "Company")
          Registration Statement on Form 8-A Under the
          Securities Exchange Act of 1934
          -------------------------------

Gentlemen:

     In accordance with Rule 12d1-2 under the Securities Exchange Act of 1934, as amended, the Company hereby requests acceleration of the effective date of the above-referenced Registration Statement on Form 8-A so that it will become effective with the Securities and Exchange Commission ("SEC") concurrently with the effectiveness of the Company's Registration Statement of Form S-1 under the Securities Act of 1933, as amended, which was originally filed with the SEC on April 23, 1999 (Registration No. 333-76985).


                              Sincerely,

                              /s/ Andrew J. Huffman
                              ---------------------
                              Andrew J. Huffman
                              President and Chief Executive Officer


cc: The Nasdaq Stock Market, Inc.